LARSON DAVIS INCORPORATED
                             (a Nevada corporation)

                          Warrant for the Purchase of
                         Shares of Common Stock, Par Value $0.001

                           THIS WARRANT WILL BE VOID
               AFTER 11:59 P.M. MOUNTAIN TIME ON NOVEMBER 1, 1998

   This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and is a "restricted security" within the meaning of Rule 144 promulgated under the Securities Act.  This Warrant has been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

     This certifies that, for value received,                            (the
"Holder"), is entitled to subscribe for, purchase, and receive            fully
paid and nonassessable shares of common stock, par value $0.001 (the "Warrant Shares"), of Larson Davis Incorporated, a Nevada corporation (the "Company"), at the price of $6.25 per Warrant Share (the "Exercise Price"), at any time or from time to time subsequent to November 1, 1996 and prior to 11:59 p.m. mountain time on November 1, 1998 (the "Exercise Period"), on presentation and surrender of this Warrant with the purchase form attached hereto, duly executed, at the principal office of the Company at 1681 West 820 North, Provo, Utah 84601, and by paying in full and in lawful money of the United States of America by cash or cashier's check, the Exercise Price for the Warrant Shares as to which this Warrant is exercised, on all the terms and conditions hereinafter set forth.
The number of Warrant Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of such events as described herein. If the subscription rights represented hereby are not exercised by 11:59 p.m. mountain time on November 1, 1998, this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

     Subject to the terms set forth herein, this Warrant may be exercised by the Holder in whole or in part by execution of the form of exercise attached hereto and payment of the Exercise Price in the manner described above.

     1. Exercise of Warrants. On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a holder of record of the Warrant Shares for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than ten days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Warrant Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised. On the exercise of all or any portion of this Warrant, at the instruction of the Holder, the Company shall offset any amounts due by it to Holder against payment of the exercise price for the Warrants.

     2. Limitation on Transfer. Subject to the restrictions set forth in paragraph 7 hereof, this Warrant is transferable at the offices of the Company. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of shares of common stock purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such transfer, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Warrant Shares purchasable hereunder which have not been transferred to the assignee.

     3. Exchange of Warrants. This Warrant is exchangeable, on the presentation and surrender hereof by the Holder at the office of the Company, for a new Warrant or Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

     4. Fully Paid Shares. The Company covenants and agrees that the Warrant Shares which may be issued on the exercise of the rights represented by this Warrant will be, when issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

     5. Antidilution Provisions. The Warrant Price and number of Warrant Shares purchasable pursuant to this Warrant may be subject to adjustment from time to time as follows:

          (a) If the Company shall take a record of the holders of its common stock for the purpose of entitling them to receive a dividend in shares, the Warrant Price in effect immediately prior to such record date shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following such record date.

          (b) If the Company shall subdivide the outstanding shares of common stock into a greater number of shares, combine the outstanding shares of common stock into a smaller number of shares, or issue by reclassification any of its shares, the Warrant Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant thereafter surrendered for exercise shall be entitled to receive, after the occurrence of any of the events described, the number of Warrant Shares to which the Holder would have been entitled had such Warrant been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

          (c) If any capital reorganization or reclassification of the Company's common stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to acquire and receive on exercise hereof such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding common shares of the Company as would have been received on exercise of this Warrant immediately before such reorganization, reclassification, consolidation, merger, or sale.

          In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of this Warrant. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets which results in the issuance of a number of shares of common stock of the surviving or purchasing corporation greater or less than the number of shares of common stock of the Company outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of common stock of the Company, then the Warrant Price in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as though there was a subdivision or combination of the outstanding shares of common stock of the Company. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire on exercise of this Warrant.

          (d) If: (i) the Company shall take a record of the holders of its shares of common stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the shares of common stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company's assets; or (ii) the Company shall take a record of the holders of its shares of common stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or
     (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Company is authorized to issue, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or
     (iv) in the event of the voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, and in any such case, the Company shall mail to the Holder of this Warrant, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of shares of common stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

          (e) If the Company, at any time while this Warrant shall remain unexpired and unexercised, sells shares of common stock to an affiliate of the Company, excluding shares issued on the exercise of options issued and outstanding as of the date hereof and shares issued to officers and directors under stock option plans of the Company existing as of the date hereof, at a price lower than the Exercise Price provided herein, as the same may from time to time be adjusted pursuant to this section 5, then the Exercise Price of these Warrants shall be reduced automatically to such lower price at which the Company has sold common stock.

          (f) No fraction of a share shall be issued on exercise, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of any such fractional share at the time of exercise.

     6. Disposition of Warrants or Warrant Shares. The registered owner of this Warrant, by acceptance hereof, agrees for himself and any subsequent owner(s) that, before any disposition is made of any Warrant Shares, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

          (a) the Company has received an opinion from counsel for the owner(s) of the Warrant Shares stating that no registration under the Securities Act is required with respect to such disposition; or

          (b) a registration statement or post-effective amendment to a registration statement under the Securities Act has been filed by the Company and made effective by the Commission covering such proposed disposition.

     7. Registration of Warrant Shares. On request of the Holder, the Company shall use its best efforts to file a registration statement under the Securities Act to register the resale of the Warrant Shares issuable on the exercise of this Warrant, shall utilize its best efforts to cause such registration statement to become effective as soon as is commercially reasonable, and shall maintain the effectiveness of such registration statement for a period of two years, unless the Company's legal counsel is of the reasonable opinion that registration is not required in order to dispose of the Warrant Shares. The Holder(s) shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement hereunder, on which the Company shall be entitled to rely.

     8. Governing Law. This agreement shall be construed under and be governed by the laws of the state of Nevada.

     9. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by second day express delivery or registered mail, return receipt requested and postage prepaid; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by second day express delivery:

            If to the Company, to:     Larson Davis Incorporated
                                       Attn:  Brian G. Larson, President
                                       1681 West 820 North
                                       Provo, Utah 84601
                                       Facsimile Transmission:  (801) 375-0182
                                       Confirmation:  (801) 375-0177


            If to the Holder:


                                       Facsimile Transmission:  (   )     -
                                       Confirmation:  (    )     -

            With copies to:


                                       Facsimile Transmission:  (   )     -
                                       Confirmation:  (    )     -

or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or two days after the date so sent by second day delivery.

     10. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     11. Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Warrant Shares issuable upon exercise thereof.

     DATED this 30th day of May, 1996.

                                          LARSON DAVIS INCORPORATED


                                          By
                                            Brian G. Larson, President

                               Form of Assignment
                 (to be signed only upon assignment of Warrant)

TO:  LarsonoDavis Incorporated
     Attn:  President
     1681 West 820 North
     Provo, Utah 84601


     FOR VALUE RECEIVED,                   does hereby sell, assign, and
transfer unto                      the right to purchase             shares of
common stock of LARSONoDAVIS INCORPORATED (the "Company"), evidenced by the attached Warrant, and does hereby irrevocably constitute and appoint attorney to transfer such right on the books of the Company with full power of substitution in the premises.

     DATED this       day of           , 19   .

                                          Signature:

                                          Signature Guaranteed:

NOTICE: The signature to the form of assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.



                                Form Of Purchase
                  (to be signed only upon exercise of Warrant)

TO:  Larson Davis Incorporated
     Attn:  President
     1681 West 820 North
     Provo, Utah 84601

     The undersigned, the owner of the attached Warrant, hereby irrevocably elects to exercise the purchase rights represented by the Warrant for, and to
purchase thereunder,             shares of the common stock of LARSON DAVIS
INCORPORATED and herewith makes payment of $            therefor (at the rate of
$6.25 per share of common stock). Please issue the shares of common stock as to which this Warrant is exercised in accordance with the enclosed instructions and, if the Warrant is being exercised with respect to less than all of the shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the shares of common stock purchasable under the attached Warrant.

     DATED this       day of           , 19   .

                                          Signature:

                                          Signature Guaranteed:






LIST OF INVESTORS


Jeffrey Rubin
Robert Cohen
Lenore Katz
Jeffrey Cohen
Allyson Cohen
Shawn Zimberg
Competitive Edge Consultants, Inc.